Exhibit 1.1

INSMED INCORPORATED

Common Stock

UNDERWRITING AGREEMENT

March 9, 2006

Lazard Capital Markets LLC,

as Representative of the Underwriters

30 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

INSMED INCORPORATED, a Virginia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I annexed hereto (the “Underwriters”) an aggregate of Twenty Million (20,000,000) shares (the “Firm Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Shares”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional Three Million (3,000,000) Common Shares (the “Option Shares”) as provided in Section 1. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the “Shares”. Lazard Capital Markets LLC has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares. To the extent there are no additional Underwriters listed on Schedule I other than Lazard Capital Markets LLC, the term Underwriters as used herein shall mean Lazard Capital Markets LLC, as Underwriter.

A registration statement on Form S-3 (File No. 333-131535) in respect of the Shares has been prepared and filed with the Securities and Exchange Commission (the “Commission”) and was declared effective by the Commission on February 14, 2005, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and the documents incorporated by reference in the prospectus contained in the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters, in the form in which it was declared effective by the Commission under the Securities Act, and including any required information deemed to be a part thereof at the time of such registration statement’s effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company has filed with the Commission a form of preliminary prospectus supplement to be used in connection with the public offering and sale of the Shares. Each such preliminary prospectus supplement, together with any base prospectus (whether or not in preliminary form) attached to or used with such preliminary prospectus supplement, and all documents incorporated or deemed incorporated therein by reference, is herein called a “Preliminary Prospectus”. The Preliminary Prospectus relating to the Shares that was included in the Registration Statement at the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”. Promptly after execution and delivery of this Agreement but no later than the second business day after the date hereof (or such earlier time as may be required under the Securities Act), the Company will prepare and file with the Commission a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the Securities Act. Such final prospectus supplement, together with any base prospectus included in the Registration Statement at the time it was declared effective and any base prospectus attached to or used with such final prospectus supplement, and all documents incorporated therein by reference, in the form first filed pursuant to Rule 424(b) is called the “Prospectus”. For the purposes of this Agreement, “Permitted Free Writing Prospectuses” means the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that have been reviewed and consented to by the Representative and is listed on Schedule II attached hereto; “Pricing Disclosure Package” means (i) the Pricing Prospectus as supplemented by any Permitted Free Writing Prospectuses and (ii) any other documents identified in Schedule II, taken together, that the Representative shall have expressly agreed in writing to treat as part of the Pricing Disclosure Package; and the “Applicable Time” means 5:45 p.m. (New York City time) on the date of this Agreement.

All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference therein; all references herein to any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus, Pricing Prospectus, Prospectus or Permitted Free Writing Prospectus, as the case may be; all references in this Agreement to amendments or supplements to a Preliminary Prospectus or the Prospectus shall be deemed to mean and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act on or after the initial effective date of the Registration Statement that is incorporated by reference therein.

The Company hereby confirms its agreements with each of the Underwriters as follows:

SECTION 1: Purchase, Sale and Delivery of the Shares.

1.1 The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the respective Underwriters and, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as set forth opposite the name of the Underwriter on Schedule I hereto. The purchase price per Firm Share to be paid by the Underwriters shall be $1.88 per share.

1.2 The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Underwriters at 9:00 a.m. New York City time, at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112 (or at such other place as may be agreed upon between the Representative and the Company), on March 15, 2006 or at such other time and date as may be agreed upon between the Representative and the Company (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the “First Closing Date;” provided, however, that if the Company has not made available to the Underwriters copies of the Prospectus (as supplemented by any Permitted Free Writing Prospectus) within the time provided in Section 1.7 and 3.4 hereof, the Representative may, in its sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus (as supplemented by any Permitted Free Writing Prospectus) to the Underwriters. The Company hereby acknowledges that the circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9.

1.3 The Option Shares; the Option Closing Date. In addition, the Company hereby grants an option to purchase, and on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters shall have the right to purchase, severally and jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Option Shares at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time not more than 30 days following the date of this Agreement. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the First Closing Date but shall not be earlier than the First Closing Date. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the “Option Closing Date” and shall be determined by the Representative and shall not be earlier than two nor later than ten full business days after delivery of such notice of exercise (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company. If any Option Shares are to be purchased, the number of Option Shares to be sold by the Company to each Underwriter shall be the number of Option Shares as to which such election shall have been exercised multiplied by a fraction the numerator of which is the number of Firm Shares which such Underwriter is required to purchase and the denominator of which is the maximum number of Firm Shares which all of the Underwriters are required to purchase hereunder (subject to adjustment by the Representative so as to eliminate fractional shares). All references to “Closing Date” in this Agreement shall be deemed to include the First Closing Date and any Option Closing Date, as may be applicable.

1.4 Public Offering of the Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Prospectus has been finalized as the Representatives, in their sole judgment, have determined is advisable and practicable.

1.5 Payment for the Shares. Payment for the Shares shall be made, against delivery of the Shares to the Underwriters in accordance with Section 1.6, at the First Closing Date and each Option Closing Date by wire transfer in immediately available-funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase.

1.6 Delivery of the Shares. Delivery of the Firm Shares and the Option Shares shall be made through the facilities of The Depository Trust Company for the respective accounts of the Underwriters, unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

1.7 Delivery of Prospectus to the Underwriters. Not later than 12:00 noon on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus (as supplemented by any Permitted Free Writing Prospectus) in such quantities and at such places as the Representative shall request.

SECTION 2: Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to each of the Underwriters as follows:

2.1 Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and, as of each Closing Date, the authorized, issued and outstanding capital stock of the Company shall be as set forth in the Prospectus under the captions “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans described in the Pricing Prospectus and Prospectus or upon exercise of outstanding options or warrants described in the Pricing Prospectus and Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Pricing Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

2.2 Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, partnership, joint venture, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, all of which are not actively engaged in business, other than as a party to certain agreements or as owner of certain intellectual property.

2.3 Capitalization of the Subsidiaries. All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Pricing Disclosure Package and Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances. None of the outstanding shares of capital stock of any subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights.

2.4 Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 2.12).

2.5 Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights.

2.6 Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, filed with the Commission as a part of the Registration Statement and included in the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, are independent registered public accountants as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board. Except as described in the Pricing Disclosure Package and Prospectus, and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

2.7 Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included or incorporated in the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries, in each case at the dates and for the periods presented. The supporting schedules, if any, included or incorporated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus present fairly the information required to be stated therein. Such financial statements and supporting schedules, if any, have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods presented, except as disclosed therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. Since the respective dates of such financial statements, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, other than as described in the Pricing Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Except as described in the Pricing Disclosure Package and Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources. The financial data incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

2.8 Company’s Accounting System. The Company and its subsidiaries maintain (i) effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and (ii) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (whether or not remediated).

2.9 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) are evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the end of the period covered by the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

2.10 Nasdaq Listing. The Common Shares are registered pursuant to Section 12(g) of the Exchange Act and are listed on The Nasdaq National Market (“Nasdaq”) and the Company has not taken, and will not take, any action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Shares have been approved for inclusion, subject to official notice of issuance, on Nasdaq.

2.11 No Consents, Approvals or Authorizations Required. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or regulatory body is required in connection with the transactions contemplated hereby and by the Pricing Disclosure Package and the Prospectus, except such as have been obtained or made and are in full force and effect under the Securities Act, under the applicable state securities or blue sky laws and from the National Association of

Securities Dealers, Inc. (“NASD”). The Company meets the eligibility criteria for use of Form S-3 under the Securities Act as set forth in such form prior to October 21, 1992.

2.12 No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, management, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

2.13 Non-Contravention. Neither the Company nor any subsidiary is (i) in violation of any provision of its charter or by-laws, (ii) in violation of or in default (or, with the giving of notice or lapse of time, would be in default) under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of or in default (or, with the giving of notice or lapse of time, would be in default) under any statute, law, rule or regulation of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except as to clause (ii) and (iii) above, any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Pricing Disclosure Package and Prospectus. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of any of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (C) any statute, law, rule or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. The Company and each of its subsidiaries are not subject to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of their properties.

2.14 No Actions, Suits or Proceedings. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any officer or director (in such capacities) of, or property owned or leased by, the Company or any of its subsidiaries that, if determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the

Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, that might be expected to result in a Material Adverse Change.

2.15 Permits. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Company and each subsidiary possesses, and has performed its respective obligations and made all declarations and filings with respect to, such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary for the ownership of its properties or to conduct its respective business, including all such licenses, certificates, authorizations and permits required under the Federal Food, Drug and Cosmetic Act and the Clinical Laboratory Improvement Amendments of 1988 or any other federal, state or foreign law or regulation that applies to the Company’s and such subsidiary’s products and business. except to the extent the failure to possess or perform its obligations or make such declarations and filings with respect to such licenses, certificates, authorizations or permits would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with or failure to possess, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change. The Company has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

2.16 Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2.7 above (or elsewhere in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

2.17 Taxes. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2.7 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

2.18 Intellectual Property Rights. Except for any Intellectual Property (as defined below) that is the subject of any dispute disclosed in the Pricing Disclosure Package or the Prospectus, for which the Company provides no representation as to its ownership, and possession of sufficient legal and enforceable rights to use such Intellectual Property, each of the Company and its subsidiaries owns, or otherwise possesses sufficient legal and enforceable rights to use, all patents, patent rights, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names, domain names, software, databases, copyrights and other intellectual property and proprietary rights (collectively, “Intellectual Property”) which are reasonably necessary to conduct its businesses as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, free and clear of all adverse claims, liens or other encumbrances, except to the extent that the failure to own or possess such Intellectual Property Right and any such adverse claims, liens or other encumbrances would not, individually or in the aggregate, have a Material Adverse Effect, and the expiration of any such Intellectual Property would not result in a Material Adverse Change that is not otherwise disclosed therein. None of the Company or any subsidiary has received any notice of, or has any knowledge of, any actual or alleged infringement of the Company’s Intellectual Property by any third party or any actual or alleged conflict of its Intellectual Property with the Intellectual Property of any third party. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, none of the Company or any subsidiary has received any notice of any actual or alleged infringement by the Company or any subsidiary of the Intellectual Property of any third party, and neither the Company nor any subsidiary, in the conduct of their businesses, infringes or conflicts with any Intellectual Property of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party and is known to the Company or any of its subsidiaries, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might result in a Material Adverse Change. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used in violation of any contractual obligation binding on the Company or any subsidiary or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Company and each of its subsidiaries has complied in all material respects with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, all such agreements are in full force and effect, and the filing of the Registration Statement, offering and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of any of the transactions contemplated hereby will not, with the giving of notice or the lapse of time or otherwise, constitute a default by the Company or any subsidiary under any such agreement, or give any person any right of termination, cancellation or acceleration of any performance under any such agreement or the right to demand additional or increased compensation in connection therewith. To the Company’s knowledge, other than as disclosed in the Pricing Disclosure Package and the Prospectus, the sale of any product, or, upon the commercialization thereof, any product candidate or service described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus as under development by the Company or any subsidiary would not be held to infringe any claims in any patents of third parties. The product candidates described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or licensed to, the Company or such subsidiary.

2.19 Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares and application of the proceeds thereof as contemplated in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” (and any similar section or information, if any, contained in any Permitted Free Writing Prospectus) will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

2.20 Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company has no reason to believe that it or any subsidiary will not be able to renew its existing insurance coverage as and when such policies expire or to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted, in either case, at a cost that would not result in a Material Adverse Change.

2.21 No Price Stabilization or Manipulation. The Company and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on Nasdaq in accordance with Regulation M under the Exchange Act.

2.22 Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described, either directly or through incorporation by reference, in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, which have not been described as required.

2.23 No Applicable Registration, Pre-Emptive or Other Similar Rights. There are no persons with registration, pre-emptive or other similar rights to have any equity or debt securities registered for sale under the Registration Statement, included in the offering contemplated by this Agreement or to purchase any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

2.24 Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the last Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus.

2.25 The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2.26 Compliance with Registration Requirements. The Registration Statement and any post-effective amendment thereto, including all documents incorporated by reference in any prospectus contained therein, have been declared effective by the Commission under the Securities Act, and no other document with respect to the Registration Statement, or document incorporated by reference therein, has been filed with the Commission. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

No order preventing or suspending the use of any Preliminary Prospectus or the Pricing Prospectus has been issued by the Commission, and each Preliminary Prospectus, the Pricing Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus, as of its date, the Pricing Prospectus, as of its date and as of the Applicable Time, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the last Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 7.3 hereof. There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus, or to be filed as exhibits to the Registration Statement or any post-effective amendment thereto that have not been described or filed as required.

2.27 Incorporated Documents. The documents incorporated by reference in the Registration Statement or any post-effective amendment thereto, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement or any post-effective amendment thereto, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No document incorporated by reference in the Registration Statement or any post-effective amendment thereto, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus has been filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

2.28 Pricing Disclosure Package. As of the Applicable Time, the Pricing Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7.3 hereof.

2.29 Permitted Free Writing Prospectus. Other than a Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or a Permitted Free Writing Prospectus, the Company (including its subsidiaries, agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act. No order preventing or suspending the use of any Permitted Free Writing Prospectus has been issued by the Commission, and each Permitted Free Writing Prospectus complies and will comply in all material respects with the Securities Act, was and will be filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus. The Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act and, assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). Each Permitted Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, and when taken together with the Prospectus as of its date and at all subsequent times through the last Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Permitted Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 7.3 hereof.

2.30 Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

2.31 Sarbanes-Oxley Compliance. The Company and, to its knowledge, its officers and directors are in full compliance with any and all obligations and duties imposed on it by the Sarbanes-Oxley Act of 2002 and the Company has timely made all required disclosures and filings required thereby with the Commission.

2.32 No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.33 Environmental Laws. Each of the Company and its subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change. Neither the Company nor any subsidiary has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus. Neither the Company nor any of its subsidiaries is aware that it will be required to make future material capital expenditures to comply with Environmental Laws, and no property which is owned, leased or occupied by the Company or any subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

2.34 ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfounded benefit liabilities” (as defined under ERISA). Neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.35 Audit Committee. The Company’s Board of Directors has validly appointed an audit committee, each of whose members is independent as specified in Section 10A(m)(3) of the Exchange Act and the rules and regulations thereunder as well as any additional requirements imposed by the listing requirements of Nasdaq. Such audit committee has adopted the procedures required by Section 10A(m)(4) of the Exchange Act and the rules and regulations thereunder.

2.36 Statistical Data. All statistical or market-related data included in the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

2.37 Clinical Trials. The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard clinical and scientific research procedures; the description of the results of such tests and trials contained in the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus, are accurate and complete in all material respects and fairly present the data derived from such tests and trials, and the Company and each of its subsidiaries have no knowledge of any other studies or tests the results of which dispute, contradict or show to be untrue the results described or referred to in the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus; except as previously disclosed to the Underwriters, neither the Company nor any subsidiary has received any notices or other correspondence from the United States Food and Drug Administration (the “FDA”) or from any other U.S. or foreign government agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, a Preliminary Prospectus, the Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus; and the Company and each subsidiary have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the FDA.

2.38 No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Pricing Disclosure Package and the Prospectus.

2.39 No Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to result in a Material Adverse Change.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 3: Additional Covenants of the Company.

The Company further covenants and agrees with each of the Underwriters as follows:

3.1 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

3.2 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

3.3 Agreement Not to Offer or Sell Additional Securities. The Company will not, without the prior written consent of Lazard Capital Markets LLC (which consent may be withheld in its sole discretion) on behalf of the Underwriters, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company or (iii) file any registration statement with the Commission (other than a registration statement on Form S-8) relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall terminate on (and including) the 90th day after the date of the Prospectus (the “Lock-Up Period”), and not apply to (x) the Shares to be sold hereunder, (y) the issuance of Common Shares or securities convertible into Common Shares pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Pricing Prospectus and described in the Pricing Prospectus so long as none of those shares may be transferred and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares, and (z) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Pricing Prospectus and described in the Pricing Prospectus. Notwithstanding the foregoing, if (A) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs. The Company shall promptly notify Lazard Capital Markets LLC of any earnings release, news or event that may give rise to an extension of the initial 90 day restricted period.

3.4 Copies of any Amendments and Supplements to the Prospectus. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Pricing Prospectus and the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), as many copies of the Registration Statement, Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus (including all amendments and supplements thereto and documents incorporated or deemed incorporated by reference therein), and at such places, as the Representative may reasonably request for each of the Underwriters. Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably object.

3.5 Ongoing Compliance. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Pricing Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Representative during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3.4 hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Pricing Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Pricing Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

3.6 Securities Act Compliance. The Company will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus, any amendment to the Registration Statement or, during the Prospectus Delivery Period, any document to be filed pursuant to the Exchange Act, (ii) of receipt of any comments or inquiries from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or the use of the Prospectus or any Permitted Free Writing

Prospectus, or of the initiation or threatening of any proceedings for that purpose, and (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Shares under state securities or blue sky laws or the initiation or threatening of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

3.7 Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and Nasdaq, all reports and documents required to be filed pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act or Nasdaq.

3.8 Subsequent Events. Prior to the First Closing Date and, if applicable, each Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. If at any time during the Lock-Up Period, any rumor, publication or event relating to or affecting the Company shall occur as a result of which the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Pricing Disclosure Package or the Prospectus), the Company will, as reasonably necessary, forthwith prepare and disseminate a press release or other public statement responding to or commenting on such rumor, publication or event, which shall be provided to the Representative before such press release or public statements is disseminated.

3.9 Earnings Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

3.10 Exchange Listing. The Company will use its best efforts to list for quotation the Shares on Nasdaq and maintain such listing.

3.11 Blue Sky Compliance. The Company will qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

3.12 Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

3.13 Future Reports to the Underwriters. During the period of five years hereafter the Company will furnish, if not otherwise available on EDGAR, to the Representative (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

SECTION 4: Conditions of the Obligations of the Underwriters.

The obligations of the Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, on any Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of such Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

4.1 Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Pricing Disclosure Package, the form of Prospectus and any Permitted Free Writing Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters’ counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

4.2 Opinion of Goodwin Procter LLP. The Representative shall have received on the First Closing Date and each Option Closing Date an opinion of Goodwin Procter LLP, in form and substance satisfactory to the Representative, dated the applicable Closing Date and addressed to the Underwriters (and the Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters).

4.3 Opinion of Woods Rogers PLC. The Representative shall have received on the First Closing Date and each Option Closing Date an opinion of Woods Rogers PLC, in form and substance satisfactory to the Representative, dated the applicable Closing Date and addressed to the Underwriters (and the Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters).

4.4 Opinion of Hyman, Phelps & McNamara, P.C.. The Representative shall have received on the First Closing Date and each Option Closing Date an opinion of Hyman, Phelps & McNamara, P.C., in form and substance satisfactory to the Representative, dated the applicable Closing Date and addressed to the Underwriters (and the Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters).

4.5 Opinion of Foley & Lardner LLP. The Representative shall have received on the First Closing Date and each Option Closing Date an opinion of Foley & Lardner LLP, in form and substance satisfactory to the Representative, dated the applicable Closing Date and addressed to the Underwriters (and the

Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters).

4.6 Opinion of Howrey LLP. The Representative shall have received on the First Closing Date and each Option Closing Date an opinion of Howrey LLP, in form and substance satisfactory to the Representative, dated the applicable Closing Date and addressed to the Underwriters (and the Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters).

4.7 Opinion of Counsel for the Underwriters. The Representative shall have received on the First Closing Date and each Option Closing Date an opinion of Dechert LLP, in form and substance satisfactory to the Representative, dated the applicable Closing Date and addressed to the Underwriters (and the Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters). The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

4.8 Accountants’ Comfort Letters. On the date hereof, the Representative shall have received from Ernst & Young LLP, independent registered public accounting firm of the Company, a letter dated the date hereof (the “Original Letter”) addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained or incorporated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus (and the Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters). On each of the First Closing Date and each Option Closing Date, the Representative shall have received from Ernst & Young LLP, independent registered public accounting firm of the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the Original Letter, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Option Closing Date, as the case may be (and the Representative shall have received an additional one (1) conformed copy of such counsel’s legal opinion for each of the several Underwriters). In addition, the Underwriters shall have received from Ernst & Young LLP a letter addressed to the Company and made available to the Underwriters for the use of the Underwriters stating that their review of the Company’s system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company’s consolidated financial statements as of December 31, 2005, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

4.9 Officers’ Certificate. The Representative shall have received on the First Closing Date and each Option Closing Date a certificate of the Company, dated the applicable Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect set forth in Section 4.12 hereof and to the further effect that, and the Representative shall be satisfied that:

(i) the signers of such certificate have reviewed the Registration Statement, Pricing Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and any amendment or supplement thereto and this Agreement and, in their opinion (A)(1) the Registration Statement, as of the date of its effectiveness, (2) the Prospectus as of its date and on the applicable Closing Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(ii) the representations, warranties and covenants of the Company set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such First Closing Date or such Option Closing Date;

(iii) during the period from and after the date of this Agreement and prior to such First Closing Date or such Option Closing Date, there has not occurred any Material Adverse Change; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such First Closing Date or such Option Closing Date.

4.10 Lock-up Agreements. The Company shall have obtained and delivered to the Representative an agreement substantially in the form of Exhibit A attached hereto from each officer, at the level of vice president and above, and director of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date. The Company shall have directed the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the Lock-Up Period.

4.11 Stock Exchange Listing. The Shares shall have been approved for inclusion, subject to official notice of issuance, on Nasdaq.

4.12 Compliance with Prospectus Delivery Requirements; No Legal Impediments. The Company shall have complied with the provisions of Sections 1.7 and 3.4 hereof with respect to the furnishing of documents. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or any Option Closing Date, as the case may be, prevent the issuance or sale of the Shares, and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

4.13 Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. The Registration Statement shall have become effective and, for the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Option Shares, any Option Closing Date, the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective. No stop order suspending the effectiveness of Registration Statement, any post-effective amendment thereto, the Prospectus or any Permitted Free Writing Prospectus, or any amendment or supplement thereto, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters’ counsel, and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

4.14 No Material Adverse Change. There shall not have occurred, in the Representative’s judgment, any Material Adverse Change.

4.15 Additional Documents. On or before each of the First Closing Date and, with respect to the Option Shares, any Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to an Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 6, Section 7 and Section 10 shall at all times be effective and shall survive such termination.

SECTION 5: Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent registered public accounting firm, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectuses, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey”, an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with including the Shares on Nasdaq, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on any “roadshow”, and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 6: Reimbursement of Underwriter Expenses.

If this Agreement is terminated by the Representative pursuant to Section 4, Section 8 or Section 9, or if the sale to the Underwriters of the Shares on the First Closing Date or any Option Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

SECTION 7: Indemnification and Contribution.

7.1 Indemnification of the Underwriters.

The Company agrees to indemnify and hold harmless each of the Underwriters, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B and Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in any “issuer information” (as defined in Rule 433 under the Act) of the Company contained in a Free Writing Prospectus used by the Company in breach of this Agreement or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure or any alleged failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by such Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse such Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Lazard Capital Markets LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7.1 shall be in addition to any liabilities that the Company may otherwise have.

7.2 Indemnification by the Underwriters. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished, pursuant to Section 7.3, to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7.2 shall be in addition to any liabilities that the Underwriter may otherwise have.

7.3 Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Representative have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and the figures relating to the concession and reallowance set forth in the fifth paragraph under the caption Underwriting in the Preliminary Prospectus, Pricing Prospectus and Prospectus.

7.4 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representative in the case of Section 7.2 and Section 7.6), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

7.5 Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7.4 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7.6 Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7.1 or 7.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7.6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.6, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7.6 to contribute are several, in proportion to their respective underwriting commitments set forth on Schedule I hereto, and not joint. For purposes of this Section 7.6, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

7.7 Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty (30) days of invoice to the indemnifying party.

SECTION 8: Termination of this Agreement.

This Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company if at any time after the execution and delivery of this Agreement and prior to the First Closing Date or, in the case of the Option Shares, prior to an Option Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, Nasdaq, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading or quotation of any securities of the Company shall have been suspended or limited on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any general moratorium on commercial banking activities shall have been declared by Federal, New York state, or other relevant authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. Any termination pursuant to this Section 8 shall be without liability on the part of (x) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters and Underwriters’ counsel pursuant to Sections 5 and 6 hereof, (y) the Underwriters to the Company or any person controlling the Company or (z) of any party hereto to any other party, except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

SECTION 9: Defaulting Underwriter

(a) Subject to Sections 4 and 8 hereof, if, on the First Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date (otherwise than for a failure of a condition set forth in Section 4 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof), the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the First Closing Date or the Option Closing Date, as the case may be, does not exceed 10% of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require the non-defaulting Underwriters, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the First Closing Date or the Option Closing Date, as the case may be, exceeds 10% of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in the preceding sentence, then this Agreement or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase Shares on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect. Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

(c) If non-defaulting Underwriters or other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the First Closing Date or the Option Closing Date, as the case may be, for up to seven business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10: Survival.

The indemnity and contribution agreements contained in Section 7 of this Agreement and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its respective directors, partners or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto. The Company and each Underwriter agree promptly to notify each other of the commencement of any action against it and, in the case of the Company, against any of its officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 11: No Fiduciary Relationship.

The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions; (iii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iv) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (v) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed appropriate; and (vii) it was represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of Section 7, is fully informed regarding said provisions, and that the provisions of Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus as required by the Securities Act and the Exchange Act. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the transactions contemplated hereby or the process leading thereto, and the Company hereby waives and releases, to the fullest extent permitted by law, any such claims that it may have against the Underwriters, or any of them.

SECTION 12: Free Writing Prospectuses.

Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in a Permitted Free Writing Prospectus. The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed with the Commission without the consent of the Representative, not to be unreasonably withheld, other than any such offer made by the Company included in a Permitted Free Writing Prospectus. Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Free Writing Prospectus, and will not prepare, use, authorize, approve, refer to or file any such Free Writing Prospectus to which the Representative reasonably object.

SECTION 13: Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, NY 10020

Facsimile: 212.332.8670

Attention: General Counsel

With a copy to Underwriters’ counsel:

Dechert LLP

30 Rockefeller Plaza

New York, NY 10112-2200

Facsimile: 212.698.3599

Attention: David S. Rosenthal, Esq.

If to the Company:

Insmed Incorporated

P.O. Box 2400

Glen Allen, VA 23058

Facsimile: 804.565.3512

Attention: Kevin P. Tully

With a copy to the Company’s counsel:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Facsimile: 617.523.1231

Attention: Mitchell S. Bloom, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14: Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and personal representatives. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 15: Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16: Governing Law Provisions; Waiver of Jury Trial.

16.1 Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

16.2 Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the personal jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such Specified Court has been brought in an inconvenient forum.

16.3 Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17: General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit; provided, however, that Lazard Capital Markets LLC, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the covenants contained in this Agreement, or extend the time for their performance.

[The remainder of this page has been intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

INSMED INCORPORATED

By:	/s/ Geoffrey Allan
Name: Geoffrey Allan
Title: President and Chief Executive Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule I

LAZARD CAPITAL MARKETS LLC

By:	/s/ David G. McMillan, Jr.
Name: David G. McMillan, Jr.
Title: Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares
Lazard Capital Markets LLC	14,000,000
C.E. Unterberg, Towbin, LLC	6,000,000

Total	20,000,000

SCHEDULE II

Permitted Free Writing Prospectuses

None.

EXHIBIT A

LOCK-UP AGREEMENT

                    , 2006

Lazard Capital Markets LLC,

as Representative of the Underwriters

30 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Insmed Incorporated, a Virginia corporation (the “Company”), and Lazard Capital Markets LLC (“Lazard”) and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus relating to the Offering, without the prior written consent of Lazard (which consent may be withheld in Lazard’s sole discretion), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (c) transfers occurring by bequest by will, operation of law, such as rules of descent and distribution, or statutes governing the effects of merger or qualified domestic order or (d) transfers by the undersigned between or among any of its affiliates, and, if a limited partnership, limited liability company or corporation, to any limited or general partner, member or corporate subsidiary; provided, that in the case of any transfer pursuant to clauses (a) through (d) above, each transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

Notwithstanding the foregoing, the undersigned shall be permitted to dispose of the shares of Common Stock by delivering such shares to the Company as payment for some or all of the exercise price of any option to purchase Common Stock granted by the Company to the undersigned pursuant to an employee benefit plan; provided, however, that the shares of Common Stock issued upon the exercise of such option or purchased pursuant to the exercise of such warrant that are not delivered to the Company shall be subject to the restrictions contained in this Lock-Up Agreement.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised. The undersigned also hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Lazard, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

If (i) the Company notifies Lazard in writing that it does not intend to proceed with the Offering, (ii) for any reason the Underwriting Agreement shall be terminated prior to the First Closing Date (as defined in the Underwriting Agreement), or (iii) the Offering is not consummated on or before April 15, 2006, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement as of the      day of                     , 2006.

Very truly yours,

Printed Name:

Capacity:

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address: